NSAR EXHIBIT 77C: Matters submitted to a vote of security holders.

An Annual Meeting of Shareholders of the Fund was held at the Fund's office, 600 Fifth Avenue, New York, New York, on December 6, 2006. The purpose of the meeting was to (i) elect Trustees of the Fund and (ii) to amend the Fund's Money Market Portfolio's and U.S. Treasury Portfolio's fundamental Policy Regarding Lending. To amend fundamental investment restriction no. 14 regarding loans to read as follows: "The Fund may not make loans except through (i) the purchase of debt obligations in accordance with its investment objectives and policies, (ii) the lending of its portfolio securities, (iii) the use of repurchase agreements, or (iv) the making of loans to affiliated funds as permitted by the 1940 Act, the rules and regulations thereunder, or by guidance regarding, and interpretations of, or exemptive orders under, the 1940 Act.". No other business was transacted at the meeting.

The results of the voting at the Special Meeting are as follows:

1.  TO ELECT TRUSTEES FOR THE FUND:
                                              SHARES                       % OF                 % OF
     EDWARD A. KUCZMARSKI                      VOTED                OUTSTANDING SHARES      SHARES VOTED
--------------------------------------------------------------------------------------------------------
         For                            1,036,591,542.050                  61.62%               99.58%
         Withheld                           4,369,039.800                   0.26%                0.42%

     DR. W. GILES MELLON
--------------------------------------------------------------------------------------------------------
         For                            1,036,590,496.050                  61.62%               99.58%
         Withheld                           4,370,085.800                   0.26%                0.42%

     ROBERT STRANIERE, ESQ.
--------------------------------------------------------------------------------------------------------
         For                            1,036,592,405.050                  61.62%               99.58%
         Withheld                           4,368,176.800                   0.26%                0.42%

     DR. YUNG WONG
--------------------------------------------------------------------------------------------------------
         For                            1,036,574,127.050                  61.62%               99.58%
         Withheld                           4,386,454.800                   0.26%                0.42%

     ALBERT R. DOWDEN
--------------------------------------------------------------------------------------------------------
         For                            1,036,607,202.050                  61.62%               99.58%
         Withheld                           4,353,379.800                   0.26%                0.42%

     WILLIAM LERNER
--------------------------------------------------------------------------------------------------------
         For                            1,036,607,163.050                  61.62%               99.58%
         Withheld                           4,353,418.800                   0.26%                0.42%

     JAMES L. SCHULTZ
--------------------------------------------------------------------------------------------------------
         For                            1,036,607,098.050                  61.62%               99.58%
         Withheld                           4,353,483.800                   0.26%                0.42%

     CARL FRISCHLING
--------------------------------------------------------------------------------------------------------
         For                            1,036,588,553.050                  61.62%               99.58%
         Withheld                           4,372,028.800                   0.26%                0.42%

     STEVEN W. DUFF
--------------------------------------------------------------------------------------------------------
         For                            1,036,574,127.050                  61.62%               99.58%
         Withheld                           4,386,454.800                   0.26%                0.42%

2. To amend the Money Market Portfolio fundamental policy regarding lending:

   For                              467,562,290.640                  53.486%
   Against                            1,728,113.570                   1.98%
   Abstain                            3,874,829.940                   0.443%
   Broker Non-votes                 173,966,840.000                  19.901%
   TOTAL                            647,132,074.150                  74.028%

   To amend the U.S. Treasury Portfolio fundamental policy regarding lending:

   For                              248,259,975.480                  30.722%
   Against                           16,051,399.120                   1.986%
   Abstain                            7,113,620.100                   0.881%
   Broker Non-votes                 122,403,513.000                  15.147%
   TOTAL                            393,828,507.700                  48.736%